Exhibit 10.3

SECOND AMENDMENT

TO

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Second Amendment to Convertible Note Purchase Agreement, dated September 8, 2025, by and between VIP Play, Inc., a Nevada corporation, f/k/a KeyStar Corp. (the “Borrower”), and Rick Hackel, an individual (the “Purchaser”) (this “Amendment”), is effective as of August 23, 2025.

WITNESSETH:

WHEREAS, the Borrower and the Purchaser entered into that certain Convertible Note Purchase Agreement, dated August 23, 2023 (as amended with a First Amendment, dated on or around July 25, 2024, the “Note Purchase Agreement”); and

WHEREAS, the Borrower desires to amend certain provisions of the Note Purchase Agreement, and the Purchaser desires to permit such amendments pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. All capitalized terms used herein which are defined in the Note Purchase Agreement shall have the same meaning herein as in the Note Purchase Agreement unless the context clearly indicates otherwise.

2. The Note Purchase Agreement is hereby amended as follows:

2.1	Section 3 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

3. Maturity Date. Unless converted into the Company’s common stock, par value $.0001 per share (the “Conversion Shares”) in accordance with Section 6 below (“Conversion”), the outstanding principal of the Notes, together with all accrued and unpaid interest thereon, shall be due and payable in a single balloon payment by the Company on August 31, 2026 (the “Maturity Date”).

2.2	Section 6.1 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

6.1. Maturity Date Conversion Right. On the Maturity Date, a Purchaser by notice to the Company in accordance with Section 6.2(a) shall have the option to convert all or part of the sum of the outstanding principal plus all accrued and unpaid interest thereon (the “Conversion Amount”), into that number of Conversion Shares equal to the quotient obtained by dividing the Conversion Amount by the Conversion Price. For purposes of this Agreement, the “Conversion Price” shall be the lower of $0.60 or an amount equal to 80% of the lowest price per share that the Company has sold shares of its common stock in the twelve-month period before the Maturity Date; provided, however, that if no shares were sold during such twelve-month period, the Conversion Price shall be $0.60.

2.3	The Schedule of Purchasers attached to the Note Purchase Agreement (“Purchaser Schedule”) is hereby amended and restated in its entirety with the Schedule of Purchasers attached to this Amendment as Exhibit 1.

3. In the event that Purchaser makes an additional loan to Borrower under this Note Purchase Agreement, (a) Borrower will issue to Purchaser, under the Note Purchase Agreement, a second convertible promissory note, with a principal balance equal to the amount of the loan; and (b) Borrower may update the Purchaser Schedule with the details of the second convertible promissory note and then attach the updated Purchaser Schedule to this Amendment. In the event that any note under the Note Purchase Agreement is satisfied, Borrower may update the Purchaser Schedule to remove the note and then attach the updated Purchaser Schedule to this Amendment.

4. The provisions of Section 2 of this Amendment shall not become effective until the Purchaser has received this Amendment, duly executed by the Borrower and the Purchaser.

5. The Borrower hereby confirms that all representations and warranties made by it pursuant to the terms and conditions of the Note Purchase Agreement and each other Loan Document are true and correct in all respects on the date hereof, except as such representations and/or warranties may have heretofore been amended, modified or waived in writing in accordance with the Note Purchase Agreement. The Borrower hereby reconfirms and reaffirms all agreements and covenants made by it pursuant to the terms and conditions of the Note Purchase Agreement, except as such agreements and/or covenants may have heretofore been amended, modified or waived in writing in accordance with the Note Purchase Agreement.

6. The Borrower hereby represents and warrants to the Purchaser that (i) the Borrower has the legal power and authority to execute and deliver this Amendment; (ii) the officers of the Borrower have been duly authorized to execute and deliver this Amendment and bind the Borrower with respect to the provisions hereof; (iii) the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof, (a) do not violate or conflict with the organizational agreements of the Borrower or any law applicable to the Borrower or (b) result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Borrower; and (iv) this Amendment, constitutes valid and binding obligations of the Borrower in every respect, enforceable in accordance with its respective terms.

7. The Borrower represents and warrants that (i) after giving effect to this Amendment, no Event of Default exists under the Note Purchase Agreement, nor will any occur as a result of the execution and delivery of this Amendment or the performance or observance of any provision hereof, and (ii) it presently has no claims or actions of any kind at law or in equity against the Purchaser arising out of or in any way relating to the Note Purchase Agreement.

8. Each reference to the Note Purchase Agreement that is made in the Note Purchase Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Note Purchase Agreement as amended hereby.

9. Except as amended hereby, all of the terms and conditions of the Note Purchase Agreement shall remain in full force and effect. This Amendment amends the Note Purchase Agreement and is not a novation thereof.

10. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Any signature delivered by a party by facsimile, e-mail or other electronic transmission shall be deemed to be an original signature hereto.

11. This Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the State of Florida without regard to the principles of the conflicts of law thereof.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Amendment to be executed on the date first written above as a document under seal.

BORROWER:

VIP Play, Inc., a Nevada corporation,
f/k/a KeyStar Corp.

By:	/s/ Bruce A. Cassidy
Bruce A. Cassidy, its Executive Chairman

PURCHASER:

/s/ Rick Hackel
Rick Hackel, an individual

Acknowledged and consented to, as of the date first written above, by:

REQUISITE NOTEHOLDERS:

/s/ Dennis Colletti
Dennis Colletti, an individual

The Access Fund I, LP,

a Delaware limited partnership

By:	Hestia Management LLC,
a Delaware limited liability company,
its general partner

By:	/s/ Michael Preble
Michael Preble, its Manager

EXHIBIT 1

SCHEDULE OF PURCHASERS

As of September 8, 2025

Purchaser:	Closing Date:	Consideration and Principal Balance of Promissory Note:
Rick Hackel	August 23, 2023	$200,000.00
Dennis Colletti	August 28, 2023	$500,000.00
Access Fund I, LP	September 1, 2023	$150,000.00